                                                                      EXHIBIT 32

                           CERTIFICATION PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES
                                     CODE)

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the "Act") and Rule 13a-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each of the undersigned, Paul A. Bragg, Chief Executive Officer of Pride International, Inc., a Delaware corporation (the "Company"), and Louis A. Raspino, Executive Vice President and Chief Financial Officer of the Company, hereby certify that, to his knowledge:

          (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of
     Section 13(a) or 15(d) of the Exchange Act; and

          (2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2004

/s/ PAUL A. BRAGG
---------------------------------------------------------
PAUL A. BRAGG
Chief Executive Officer

/s/ LOUIS A. RASPINO
---------------------------------------------------------
LOUIS A. RASPINO
Executive Vice President and
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.